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                                                                    Exhibit 1(c)

                             Wal-Mart Stores, Inc.

                               Pricing Agreement
                               -----------------


                                                                October 31, 2000



Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York 10019

Dear Sirs:

          Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 5, 1999 (the "Underwriting Agreement"), between the Company and the Underwriters named therein, to issue and sell to Deutsche Bank Securities Inc. (the "Designated Underwriter") the Securities specified in Schedule II hereto (the "Designated Securities").

          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein except as modified and supplemented as follows: (i) references to the "Registration Statement" in the Underwriting Agreement shall be deemed to be references to the Company's registration statement on Form S-3 (File No. 333-82909); (ii) each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement; (iii) each reference to the "Representatives" herein and in the provisions of the Underwriting Agreement as incorporated by reference in this Pricing Agreement shall be deemed to refer to Deutsche Bank Securities Inc. and (iv) except as further modified, amended or supplemented by the terms and provisions of Schedule II hereto. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
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          The Company proposes to file with the Commission on or about
November 1, 2000 a final prospectus supplement to the Prospectus relating to the Designated Securities (which will be in a form reasonably approved by the Representatives).

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Designated Underwriter, and the Designated Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Designated Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of the Designated Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Underwriter and the Company.

                                    Very truly yours,

                                    Wal-Mart Stores, Inc.



                                    By: /s/ J.J.Fitzsimmons
                                        ----------------------
                                        Name: J.J. Fitzsimomons
                                        Title: Senior Vice President-Finance

     Accepted as of the date hereof:


     Deutsche Bank Securities Inc.



     By: /s/ Christopher T. Whitman
         --------------------------
         Authorized Representative





     By:  /s/ R. Scott Flieger
          --------------------
          Authorized Representative
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                                  SCHEDULE I


                                                  Principal Amount of
                                                  Floating Rate Notes
                                                 due November 30, 2001
                                                    to be Purchased
                                                    ---------------

Designated Underwriter
----------------------


Deutsche Bank Securities Inc. .......................  $500,000,000
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                                  SCHEDULE II

(i)    Title of Designated Securities:

       Floating Rate Notes due November 30, 2001 (the "Notes").

(ii)   Aggregate Principal Amount:

       $500,000,000.

(iii)  Initial Offering Price to the Public:

       The Designated Underwriter will offer the Notes to the public from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

(iv)   Purchase Price to Designated Underwriter:

       The purchase price to the Designated Underwriter shall be 99.98955% of the principal amount of the Notes, plus accrued interest, if any, from November 3, 2000.

(v)    Specified Funds For Payment of Purchase Price:

       Immediately available funds by wire.

(vi)   Indenture:

       Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture, dated as of September 9, 1992, and the Second Supplemental Indenture dated as of June 1, 2000 (collectively, the "Indenture"), between the Company and Bank One Trust Company, NA, as successor in interest to The First National Bank of Chicago, as Trustee, as further modified and supplemented by the specific terms, conditions and other provisions of the Notes as set forth under the caption "Description of the Notes" in the Prospectus Supplement to be dated October 31, 2000 (the "Prospectus Supplement") relating to the Notes (and to be reflected in the global Notes to be delivered at the Time of Delivery).

(vii)  Maturity:

       November 30, 2001.

(viii) Interest Rate:

       Three-Month LIBOR (determined as set forth in the Prospectus Supplement) minus 10 basis points (0.10%), except that the interest rate on the Notes for the period from November 3, 2000 to November 30, 2000 shall be the One-Month LIBOR (determined as set forth in the Prospectus Supplement) minus 10 basis points (0.10%).
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       Interest shall be payable in arrears and shall be calculated on the basis of the actual number of days during the relevant interest period and a 360-day year.

(ix)   Interest Payment Dates:

       November 30, 2000, February 28, 2001, May 30, 2001, August 30, 2001, and
       November 30, 2001.

(x)    Record Dates:

            The fifteenth day next preceding the applicable Interest Payment
            Date.

(xi)   Interest Determination Dates:

       November 1, 2000, November 28, 2000, February 26, 2001, May 28, 2001 and August 28, 2001 (subject to adjustment as set forth in the Prospectus Supplement).

(xii)  Other Interest Rate-Related Provisions:

       As set forth in the Prospectus Supplement.

(xiii) Redemption Provisions:

       No mandatory redemption provisions.

       The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of the Notes -- Redemption Upon a Tax Event" in the Prospectus Supplement relating to the Notes.

(xiv)  Sinking Fund Provisions:

       None.

(xv)   Time of Delivery:

       9:00 a.m., November 3, 2000.

(xvi)  Closing Location:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017

(xvii) Name and Address of the Representative:

       Deutsche Bank Securities Inc.
       31 West 52nd Street
       New York, New York 10019
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(xviii)  Address for Notices:

         Deutsche Bank Securities Inc.
         31 West 52nd Street
         New York, New York 10019
         Attention:  Joseph Kopec
         Fax:  212-469-7024

(xix)    Other Matters:

         (A) The Designated Underwriter hereby represents to, and agrees with, the Company that:

                        (1) it has not offered or sold and prior to the date six months after the Time of Delivery will not offer or sell Notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the public offers of Securities Regulations 1995;

                        (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

                        (3) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

         (B) The Designated Underwriter hereby confirms, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Designated Underwriter specifically for inclusion in the Prospectus Supplement to the Prospectus dated August 5, 1999 (the "Prospectus") is as follows:

                        (1) the name of the Designated Underwriter on the front and back cover pages of the Prospectus Supplement;

                        (2) the first sentence of the second paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning certain terms of the offering by the Designated Underwriter and the corresponding sentence on the front page of the Prospectus Supplement; and
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                        (3)   the third and fourth paragraphs of text under the
                    caption "Underwriting" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Designated Underwriter.

         (C) With respect to matters of New York law, Hughes & Luce, L.L.P. may rely on a written opinion of Fulbright & Jaworski L.L.P. to be delivered to the Designated Underwriter at the Time of Delivery.

         (D) Notwithstanding Section 7(e) of the Underwriting Agreement, Ernst & Young LLP shall deliver a single letter in accordance with such
              Section 7(e) at the Time of Delivery (and not on the date hereof), which letter shall be in form and substance satisfactory to the Designated Underwriter.

         (E) Notwithstanding any provision of the Underwriting Agreement to the contrary, Deutsche Bank Securities Inc. shall be deemed to have executed and delivered the Underwriting Agreement.